UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 18, 2010

Date of Report (Date of earliest event reported)

SOLARWINDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3711 South MoPac Expressway

Building Two

Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Not Standing for Re-Election

On March 18, 2010, Donald C. Yonce informed the Board of Directors (the “Board”) of SolarWinds, Inc. (the “Company”) that he will not stand for re-election at the Company’s 2010 annual meeting of stockholders. Mr. Yonce is a Class I director whose term will expire at the Company’s 2010 annual meeting of stockholders. Mr. Yonce’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Directors

On March 19, 2010, the Board increased the authorized number of directors to nine and appointed Roger J. Sippl and Kevin B. Thompson as members of the Board. Mr. Sippl was appointed effective as of March 23, 2010 to fill the vacancy created by the resignation of John D. Thornton. He also was appointed as a member of the Compensation Committee of the Board. The Board has designated Mr. Sippl as a Class II director to stand for election at the Company’s 2011 annual meeting of stockholders. The Board determined that Mr. Sippl qualifies as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the applicable listing standards of the New York Stock Exchange (“NYSE”). The Board also determined that Mr. Sippl is an “audit committee financial expert” as such term is defined by the rules of the SEC.

Mr. Sippl participates in the Company’s Director Compensation Plan for non-employee directors. The description of this plan is set forth under the caption “2010 Director Compensation Plan” in the Company’s Form 8-K filed on March 2, 2010 and is incorporated herein by reference. Pursuant to the plan, Mr. Sippl received an initial equity grant on March 23, 2010 consisting of (i) an option to purchase 14,569 shares of the Company’s common stock and (ii) 2,745 restricted stock units. He is also eligible to receive the annual equity grant on the date of the Company’s 2011 annual stockholder meeting and the annual retainer and Compensation Committee member retainer effective as of the date of his appointment.

Mr. Thompson is our President and Chief Executive Officer and was appointed effective immediately. The Board appointed Mr. Thompson to fill the vacancy created by the newly-created directorship. The Board has designated Mr. Thompson as a Class I director to stand for election at the Company’s 2010 annual meeting of stockholders.

Appointment of Audit Committee Member

On March 19, 2010, the Board appointed Mark Bonham to serve on the audit committee effective immediately. The Board also determined that Mr. Bonham satisfies the financial literacy and other requirements for audit committee members under the rules and regulations of the SEC and applicable listing standards of the NYSE.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Date: March 24, 2010	By:	/s/ Kevin B. Thompson
Kevin B. Thompson President and Chief Executive Officer